THE ADVISORS' INNER CIRCLE FUND

                                   SCHEDULE A
                             DATED AUGUST 8, 1994,
                        AS LAST AMENDED AUGUST 13, 2013
                 TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,
                            AMENDED AUGUST 14, 2000

     Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, the Distributor shall receive Rule 12b1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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
PORTFOLIO                                                      CLASS OF SHARES                        FEE
---------                                                      ---------------                        ---

AlphaOne Micro Cap Equity Fund                              Investor Class Shares                    0.25%
Atlantic Trust Disciplined Equity Fund                      Investor Class Shares                    0.25%
Atlantic Trust Income Opportunities Fund                    Investor Class Shares                    0.25%
Atlantic Trust Mid Cap Equity Fund                          Investor Class Shares                    0.25%
Citi Market Pilot 2020 Fund                                      A Shares                            0.25%
Citi Market Pilot 2030 Fund                                      A Shares                            0.25%
Citi Market Pilot 2040 Fund                                      A Shares                            0.25%
CBRE Clarion Long/Short Fund                                Investor Class Shares                    0.25%
Edgewood Growth Fund                                             Retail                              0.25%
Hamlin High Dividend Equity Fund                            Investor Class Shares                    0.25%
Thomson Horstmann & Bryant MicroCap Fund                    Investor Class Shares                    0.25%
Thomson Horstmann & Bryant Small Cap Value Fund             Investor Class Shares                    0.25%
UA S&P 500 Index Fund                                              II                                0.10%
Westwood LargeCap Value Fund                                A Class Shares                           0.25%
Westwood Income Opportunity Fund                            A Class Shares                           0.25%
Westwood Short Duration High Yield Fund                     A Class Shares                           0.25%
Westwood Global Equity Fund                                 A Class Shares                           0.25%
Westwood Global Dividend Fund                               A Class Shares                           0.25%
Westwood Emerging Markets Fund                              A Class Shares                           0.25%
Westwood Emerging Markets Plus Fund                         A Class Shares                           0.25%
Harvest Funds China All Assets                              Class A Shares                           0.25%
Harvest Funds Intermediate Bond                             Class A Shares                           0.25%
Harvest Funds China A Index                                 Class A Shares                           0.25%

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